Exhibit 2


                     THE HENSSLER FUNDS, INC.


                             BY-LAWS


                            ARTICLE I

                           STOCKHOLDERS

          Section 1.  PLACE OF MEETING.  All meetings of the
stockholders shall be held at such place within or without the State of Maryland as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

          Section 2. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation may be held within the fourth month following the end of the Corporation's fiscal year, at a time within that period set by the Board of Directors, for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly be brought before the meeting. An annual meeting of the stockholders shall not be required to be held in any year in which an annual meeting of stockholders is not required under Maryland law.

          Section 3. SPECIAL OR EXTRAORDINARY MEETINGS. Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, if any, the President, a majority of the Board of Directors, a majority of the independent directors of the Board of Directors, or by the Secretary of the Corporation upon the written request of stockholders entitled to cast at least 25% of all votes entitled to be cast at the meeting. A request for a special meeting is required to state the purpose of the meeting and the matters proposed to be acted upon at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and shall, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

          Section 4. NOTICE OF MEETINGS OF STOCKHOLDERS. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat or entitled to receive notice thereof by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation.

          No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

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          Section 5.  RECORD DATES.  The Board of Directors may
fix, in advance, a date, not exceeding 90 days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding 90 days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

          Section 6. QUORUM, ADJOURNMENT OF MEETINGS. The presence in person or by proxy of the holders of record of one-third of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except with respect to any matter which by law requires the approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class entitled to vote on the matter shall constitute a quorum. If at any meeting of the stockholders there shall be less than a quorum present with respect to any matter, the stockholders present at such meeting and entitled to vote on the matter may, without further notice, adjourn the same from time to time until quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

          Section 7. VOTING AND INSPECTORS. At all meetings of stockholders every stockholder of record entitled to vote thereat shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights as provided in the Articles of Incorporation) on the date for the determination of stockholders entitled to vote at such meeting either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. No proxy which is dated more than eleven months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

     All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided in the Articles of Incorporation or in these By-Laws or by law.

     At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first, subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the results of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

     The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.

          Section 8. CONDUCT OF STOCKHOLDERS' MEETINGS. The meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, if any, or if he shall not be present, by the President, or if he shall not be present, by a Vice-President, or if neither the Chairman of the Board of Directors, the President nor any Vice-President is present, by a Chairman of the meeting to be elected at the meeting. The Secretary of the Corporation, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the Chairman of the meeting shall appoint its secretary.

          Section 9. CONCERNING VALIDITY OF PROXIES, BALLOTS, ETC. At every meeting of the stockholders, all proxies shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.


                            ARTICLE II

                        BOARD OF DIRECTORS

          Section 1. GENERAL POWERS. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Articles of Incorporation or these By-Laws.

          Section 2. NUMBER AND TENURE OF OFFICE. The business of the Corporation shall be managed by or under the direction of its Board of Directors. The Corporation shall initially have five Directors. The number of Directors may be increased or decreased as provided in Section 3 of this Article. Each director shall hold office until the annual meeting of stockholders of the Corporation next succeeding his election or until his successor is duly elected and qualified. Directors need not be stockholders.

          Section 3. INCREASE OR DECREASE IN NUMBER OF DIRECTORS. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding nine, and may elect Directors to fill the vacancies created by any such increase in the number of Directors to serve until the next annual meeting or until their successors are duly elected and qualify; the Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three or the same number as the number of stockholders, whichever is less. Vacancies occurring other than by reason of any such increase shall be filled as provided by the Maryland General Corporation Law.

          Section 4. PLACE OF MEETING. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

          Section 5.  REGULAR MEETINGS.  Regular meetings of the
Board of Directors shall be held at such time and place on such notice, if any, as the Directors may from time to time determine.

          Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board of Directors, if any, the President or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting.

          Section 7. WAIVER OF NOTICE OF MEETINGS. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purposes or purposes of such meeting.

          Section 8. QUORUM. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these By-Laws.

          Section 9. EXECUTIVE COMMITTEE. The Board ofDirectors may elect from the Directors an Executive Committee to consist of such number of Directors as the Board may from time to time determine, but in no case less than two Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on, the Board. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

          Section 10. OTHER COMMITTEES. The Board of Directors may appoint other committees which shall in each case consist of such number of members and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall have the power at any time to change the members and powers of such committee, to fill vacancies, and to discharge any such committee.

          Section 11. INFORMAL ACTION BY DIRECTORS AND COMMITTEES. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be.

          Section 12. TELEPHONE MEETINGS. Members of the Board of Directors or any committee thereof may participate in a meet-ing by means of a conference telephone or similar communication equipment if all persons participating in the meeting can hear each other at the same time. Participants in a meeting by these means shall constitute presence in person at the meeting. No member who participates by this means shall be deemed present at the meeting with respect to any matter which under the 1940 Act requires the presence in person of a majority of the Board of Directors.

          Section 13.  COMPENSATION OF DIRECTORS.   Directors
shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.


                           ARTICLE III

                             OFFICERS

          Section 1. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be chosen by the Board of Directors. These may include a Chairman of the Board of Directors, and shall include a President, a Secretary and a Treasurer. The Chairman of the Board of Directors, if any, shall be selected from among the Directors. The Board of Directors may also in its discretion appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

          Section 2. TERM OF OFFICE. All officers shall serve until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

          Section 3. POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors.

          Section 4.  COMPENSATION.  The compensation of the
officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.

          Section 5. Bonds or Other Security. If required by the Board of Directors, any officer, agent or employee of the Corporation shall give a bond or other Security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

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                            ARTICLE IV

                          CAPITAL STOCK

          Section 1. CERTIFICATES OF SHARES. Each stockholder of the Corporation shall be entitled, upon written request, to a certificate or certificates representing the number of full shares of stock of the Corporation owned by him in such form as the Board of Directors may from time to time prescribe, provided, however, that stockholders shall not be entitled to certificates for fractional shares owned.

          Section 2. TRANSFER OF SHARES. Shares of the Corporation shall be transferrable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

          Section 3. STOCK LEDGERS. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

          Section 4.  LOST, STOLEN OR DESTROYED CERTIFICATES.
The Board of Directors may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of one so lost, stolen or destroyed.


                            ARTICLE V

                          CORPORATE SEAL

          The Board of Directors may provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine. It is sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(Seal)" adjacent to the person authorized to sign the document on behalf of the Corporation.


                            ARTICLE VI

                           FISCAL YEAR

          The fiscal year of the Corporation shall be fixed by the Board of Directors.

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                           ARTICLE VII

                         INDEMNIFICATION

          Section 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties involved in the conduct of his office ("disabling conduct").

          Section 2. ADVANCES. Any current or former director or officer of the Corporation seeking indemnification within the scope of this Article shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in
Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

          Section 3. PROCEDURE. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met.
Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

          Section 4. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Maryland General Corporation Law and the Investment Company Act of 1940.

          Section 5. OTHER RIGHTS. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to the directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.

          Section 6. AMENDMENTS. References in this Article are to the Maryland General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of these By-Laws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.


                           ARTICLE VIII

                            AMENDMENT

          The By-Laws of the Corporation may be altered, amended, added to or repealed by majority vote of the entire Board of Directors.